Exhibit 15.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in Registration Statement No. 333-163952 on Form F-3 of our reports: (1) dated May 26, 2010, relating to the financial statements of Brookfield Infrastructure Partners L.P., and the effectiveness of Brookfield Infrastructure Partners L.P.’s internal control over financial reporting, (2) dated May 26, 2010 relating to the consolidated and combined financial statements of Brookfield Infrastructure L.P., (3) dated May 26, 2010, relating to the balance sheet of Brookfield Infrastructure Partners Limited, (4) dated January 22, 2010, relating to the consolidated financial statements of Island Timberlands Limited Partnership, (5) dated March 23, 2010, relating to the combined financial statements of Brookfield Global Timber Fund, appearing in this Annual Report on Form 20-F of Brookfield Infrastructure Partners L.P. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada

May 26, 2010